UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02(c)(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Executive Officers

(c)       On May 21, 2018, Community Bank System, Inc. (the “Company”) and its wholly-owned subsidiary, Community Bank, N.A. (the “Bank”), announced that Scott Kingsley was promoted to Executive Vice President and Chief Operating Officer of the Company and the Bank, effective June 1, 2018. Mr. Kingsley, 54, has served as Executive Vice President and Chief Financial Officer since joining the Company in 2004. In his role as Chief Operating Officer, Mr. Kingsley will have oversight responsibilities for all banking, wealth management, employee benefit services, and insurance operations and related business activities.

The Company also announced that Joseph E. Sutaris was promoted to Executive Vice President and Chief Financial Officer of the Company and Bank, succeeding Mr. Kingsley in that position, effective June 1, 2018. Mr. Sutaris, 50, is currently serving as the Bank’s Senior Vice President, Finance and Accounting. In his role as Chief Financial Officer, Mr. Sutaris’ responsibilities will include supervision of all activities related to finance, accounting and investor relations. Mr. Sutaris joined the Company in 2011 as part of the acquisition of Wilber National Bank where he served as the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Wilber National Bank. Prior to his appointment as the Bank’s Senior Vice President, Financing and Accounting in November 2017, he served as the Bank’s Director of Municipal Banking (September 2016 – November 2017) and as the Senior Vice President of the Company’s Central Region since joining the Bank in 2011.

Joseph F. Serbun, 57, was promoted to Executive Vice President and Chief Credit Officer, effective June 1, 2018, upon the retirement of Brian D. Donahue as EVP and Chief Banking Officer, which was announced earlier this year. Mr. Serbun’s responsibilities will be expanded to include supervision of all aspects of the Bank’s lending and credit operations related to commercial lending, residential lending, direct and indirect consumer lending, credit administration, cash management and regional banking. Mr. Serbun joined the Bank in 2008 as Credit Officer Team Leader and has served as Senior Vice President and Chief Credit Officer since 2010. As previously announced, Mr. Donahue will be resigning from his position as EVP and Chief Banking Officer on June 2, 2018 in connection with his retirement after more than 25 years of service with the Company but will remain employed with the Bank through December 31, 2018 to insure an orderly transition.

For further details, reference is made to the press release, dated May 21, 2018, which is attached hereto as Exhibit 99.1 and incorporated hereby by reference.

Employment and Compensatory Arrangements

Mr. Kingsley’s existing Employment Agreement has been amended, effective June 1, 2018, to provide that he shall serve as the Executive Vice President and Chief Operating Officer of the Company and the Bank, and that his base salary shall be adjusted to an annual rate of $600,000, which will be reviewed and may be adjusted in future years in accordance with the Company’s regular payroll practices for executive employees. Mr. Kingsley will be eligible to receive annual incentive compensation under the terms of the Company’s Management Incentive Plan (“MIP”) as determined by the Compensation Committee of the Board of Directors (the “Board”). The Employment Agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Kingsley’s death or disability. In the event Mr. Kingsley is terminated without cause, he will be entitled to the greater of (i) 175 percent of the sum of his annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) the amount of base salary and expected MIP payments that otherwise would have been payable to Mr. Kingsley through the unexpired term of the agreement. If Mr. Kingsley’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Mr. Kingsley voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period. Mr. Kingsley is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or Bank for two years following termination of employment.

2

The Company and the Bank entered into an Employment Agreement with Mr. Sutaris, effective June 1, 2018, which provides that he shall serve as the Executive Vice President and Chief Financial Officer of the Company and the Bank during the period from May 21, 2018 to December 31, 2020. During the term of the Agreement, the Company shall pay a base salary at an annual rate of $375,000, which will be reviewed and may be adjusted in future years in accordance with the Company’s regular payroll practices for executive employees. Mr. Sutaris will be eligible to receive annual incentive compensation under the terms of the Company’s MIP as determined by the Compensation Committee of the Board. The Employment Agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Sutaris’ death or disability. In the event Mr. Sutaris is terminated without cause, he will be entitled to the greater of (i) 175 percent of the sum of his annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) the amount of base salary and expected MIP payments that otherwise would have been payable to Mr. Sutaris through the unexpired term of the agreement. If Mr. Sutaris’ employment is terminated for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Mr. Sutaris voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period. Mr. Sutaris is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or Bank for two years following termination of employment.

Mr. Serbun’s existing Employment Agreement has been amended, effective June 1, 2018, to provide that he shall serve as the Executive Vice President and Chief Credit Officer of the Company and the Bank and that his base salary shall be adjusted to an annual rate of $325,000, which will be reviewed and may be adjusted in future years in accordance with the Company’s regular payroll practices for executive employees. Mr. Serbun will be eligible to receive annual incentive compensation under the terms of the Company’s MIP as determined by the Compensation Committee of the Board. The Employment Agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Serbun’s death or disability. In the event Mr. Serbun is terminated without cause, he will be entitled to the greater of (i) 175 percent of the sum of his annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) the amount of base salary and expected MIP payments that otherwise would have been payable to Mr. Serbun through the unexpired term of the agreement. If Mr. Serbun’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Mr. Serbun voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period. Mr. Serbun is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or Bank for two years following termination of employment.

The foregoing descriptions of the Employment Agreements with Messrs. Kingsley, Sutaris and Serbun do not purport to be complete and are qualified in their entirety by reference to the copies of the Employment Agreements, attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated by reference.

3

Adoption of Restoration Plan

(e)       On May 16, 2018, the Board approved the adoption and implementation of the Community Bank System, Inc. Restoration Plan (“Restoration Plan”). The Restoration Plan is an unfunded, non-qualified deferred compensation plan that will cover selected executives including Messrs. Sutaris and Serbun (but not Mr. Kingsley who currently has a separate supplemental retirement agreement). The Restoration Plan is designed to provide benefits and contributions that cannot be provided to eligible executives under the tax-qualified Community Bank System, Inc. Pension Plan and Community Bank System, Inc. 401(k) Employee Stock Ownership Plan as a result of the Internal Revenue Code limit on annual compensation that may be taken into account under those plans for benefit and contribution purposes. (The compensation limit in effect in 2018 is $275,000.) A participant’s benefit in the Restoration Plan will be expressed as an individual (bookkeeping) account balance that will be increased annually by an amount generally designed to equal the compensation credit and matching contribution that cannot be provided to the participant under the tax-qualified plans as a result of the compensation limit. A participant’s account balance will be credited with interest annually until distributed and will be paid to the participant following his or her separation from service subject to the terms of the Restoration Plan.

The foregoing description of the Restoration Plan does not purport to be complete and is qualified in its entirety by reference to the Restoration Plan, attached hereto as Exhibit 10.4 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, effective June 1, 2018, by and among Community Bank System, Inc., Community Bank, N.A. and Scott Kingsley.
10.2	Employment Agreement, effective June 1, 2018, by and among Community Bank System, Inc., Community Bank, N.A. and Joseph E. Sutaris.
10.3	Amendment to Employment Agreement, effective June 1, 2018, by and among Community Bank System, Inc., Community Bank, N.A. and Joseph F. Serbun.
10.4	Community Bank System, Inc. Restoration Plan, effective June 1, 2018
99.1	Press Release, dated May 21, 2018

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ George J. Getman
Name: Title:	George J. Getman EVP and General Counsel

Dated: May 21, 2018

5